UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2007

Lightstone Value Plus Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-117367	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

326 Third Street
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

Camden Properties

On November 16, 2007, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Registrant”), as general partner of Lightstone Value Plus REIT LP (the “Operating Partnership”), acquired five apartment communities (the “Properties”) located in Tampa, Florida (one property), Charlotte, North Carolina (two properties) and Greensboro, North Carolina (two properties) from Camden Operating, L.P. (the “Seller”). The Seller is not affiliated with the Registrant or its subsidiaries.

The Properties, built between 1980 and 1987, are comprised of 1,576 apartment units, in the aggregate, contain a total of 1,124,249 net rentable square feet, and are 94% occupied.

The aggregate acquisition price for the Properties was approximately $99.3 million, including acquisition-related transaction costs. Approximately $20.0 million of the acquisition cost was funded with offering proceeds from the sale of the Registrant’s common stock and approximately $79.3 million was funded with a five substantially similar fixed rate loans with Fannie Mae secured by each of the Properties (see Item 2.03 for a description of the loans).

In connection with the acquisition of the properties, our Advisor received an acquisition fee of 2.75% of the gross contract price for the Properties or approximately $2.65 million.

The Registrant intends to enhance unit interiors with minor renovations and installations of modern appliances. Management of the Registrant believes that the Properties are adequately insured. A brief description of each Property follows.

Eastchase Apartments

Approximately $11.1 million of the total purchase price, and $9.1 million of the total loan amount, was allocated to the acquisition of Eastchase Apartments, which has an appraised value of $12.8 million. Built in 1985, Eastchase Apartments is a multifamily apartment complex consisting of 220 units in Charlotte, North Carolina. The community consists of eleven two-story brick buildings on a 42.6 acre landscaped setting and includes numerous amenities. Its apartment units have an average size of 698 square feet and include 116 one-bedroom units and 104 two-bedroom units. The Property is currently 92% occupied.

Timber Creek Apartments

Approximately $21.3 million of the total purchase price, and $17.5 million of the total loan amount, was allocated to the acquisition of Timber Creek Apartments, which has an appraised value of $24.5 million. Built in 1984, Timber Creek Apartments is a multifamily apartment complex consisting of 352 units in Charlotte, North Carolina. The community consists of twenty-two two-story buildings on nearly 36.9 landscaped acres, includes numerous amenities, and is in walking distance of the brand new light rail system that heads directly to downtown Charlotte. Its apartment units have an average size of 706 square feet and include 176 one-bedroom units and 176 two-bedroom units. The Property is currently 93% occupied.

 Wendover Apartments

Approximately $12.7 million of the total purchase price, and $10.4 million of the total loan amount, was allocated to the acquisition of Wendover Apartments, which has an appraised value of $13.5 million. Built in 1987, Wendover Apartments is a multifamily apartment complex consisting of 216 units in Greensboro, North Carolina. The community consists of thirteen two and three story brick buildings on a 16.6 acre landscaped setting and includes numerous amenities. Its apartment units have an average size of 789 square feet and include 104 one-bedroom units and 112 two-bedroom units. The Property is currently 95% occupied.

Glen Apartments

Approximately $17.8 million of the total purchase price, and $14.6 million of the total loan amount, was allocated to the acquisition of Glen Apartments, which has an appraised value of $18.2 million. Built in 1980, Glen Apartments is a multifamily apartment complex consisting of 304 units in Greensboro, North Carolina. The community consists of twenty two-story buildings on a 20.8 acre landscaped setting and includes numerous amenities. Its apartment units have an average size of 662 square feet and include 24 studio units, 168 one-bedroom units and 112 two-bedroom units. The Property is currently 94% occupied.

Isles Apartments

Approximately $33.8 million of the total purchase price, and $27.7 million of the total loan amount, was allocated to the acquisition of Camden Isles Apartments, which has an appraised value of $40.0 million. Built in 1984, Isles Apartments is a multifamily apartment complex consisting of 484 units in Tampa, Florida. The community consists of thirty-three two-story buildings on a 27.0 acre landscaped setting and includes numerous amenities. Its apartment units have an average size of 722 square feet and include 32 studio units, 240 one-bedroom units and 212 two-bedroom units. The Property is currently 94% occupied.

Sarasota, Florida

On March 1, 2007, Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Registrant”) entered into an option agreement to participate in a joint-venture with its Sponsor (the “JV Option” with respect to the potential joint venture, the “Joint Venture”) for the purchase of a property located at 2150 Whitfield Avenue, Sarasota, Florida (the “Sarasota Property”). On November 15, 2007, the Registrant exercised the JV Option and, through a wholly-owned subsidiary of the Registrant’s operating partnership, entered into the Joint Venture and acquired the Sarasota Property.

In July, 2007, CAD Funding, LLC (“CAD”), an affiliate of Park Avenue Funding, LLC, had the highest bid on the Sarasota Property in a foreclosure action. Park Avenue Funding, LLC, is a real estate lending company founded in 2004 and an affiliate of the Registrant’s Advisor and Sponsor. CAD initiated the foreclosure action following the default of an unaffiliated third party on a loan made to the third party by CAD, for which the Sarasota Property served as security. Prior to the entry of the foreclosure judgment, the Sponsor expressed an interest in bidding at the foreclosure sale in anticipation that the Registrant would exercise the JV Option. On August 6, 2007, the Sarasota Property was indirectly acquired by the Sponsor. The Sarasota Property was contributed to the Joint Venture prior to the Registrant’s exercise of the JV Option. The contribution to the Joint Venture by the Registrant was $13.1 million of offering proceeds used to acquire the Sarasota Property. The property was independently appraised in May of 2006 for $17.4 million. The Registrant holds a 90% interest in the Joint Venture and the Sponsor holds a 10% interest.

In evaluating the Sarasota Property as a potential acquisition, we have considered a variety of factors, and determined that the acquisition cost was at a substantial discount to current market value. The Sarasota Property is subject to competition from similar properties within its market area, and economic performance could be affected by changes in local economic conditions. The Sarasota Property currently does not possess a tenant and is experiencing negative cash flows, however the Venture is currently negotiating with prospective tenants.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 16, 2007, in connection with the acquisition of the Properties, the Owners obtained from Fannie Mae five substantially similar fixed rate mortgages aggregating $79.3 million (the “Loans”). The loans have a 30 year amortization period, mature in 7 years, and bear interest at a fixed rate of 5.44% per annum. The loans require monthly installments of interest only through the first three years and monthly installments of principal and interest throughout the remainder of their stated terms. The Loans will mature on December 1, 2014, at which time a balance of approximately $74.6 million will be due. Although the loans were allocated among the Properties as set forth in Item 2.01 above, the aggregate loan amount is secured by all of the Properties.

Item 9.01  Financial Statements and Exhibits.

(a)
Financial Statements. Since it is impracticable to provide the required financial statements for the acquired real properties described in Item 2.01 at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before January 26, 2008, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See Paragraph (a) above.

(c)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: November 21, 2007	By:	/s/ Jenniffer Collins
Jenniffer Collins
Interim Chief Financial Officer and Interim Treasurer